UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 30, 2006
ChoicePoint Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-13069	58-2309650
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1000 Alderman Drive
Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 752-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
ChoicePoint Inc. (the “Company”) has entered into a settlement with the Federal Trade Commission (the “FTC”) regarding its investigation into the Company’s compliance with federal laws governing consumer information security and related issues, including the fraudulent data access which occurred last year.
The terms of the settlement call for a civil penalty of $10 million, the establishment of a $5 million fund to be administered by the FTC for consumer redress initiatives, completion of certain one-time and on-going customer credentialing activities such as additional site visits, and undertaking additional obligations relating to information security. The settlement also requires ChoicePoint to obtain, every two years for the next 20 years, an assessment from a qualified, independent, third-party professional to ensure that its information security program meets the standards of the order.
As part of this settlement, ChoicePoint does not admit to the truth of, or liability for, any of the matters alleged by the FTC.
As reported in the Company’s press release dated January 26, 2006, the Company has recorded a pre-tax charge of $8.0 million ($8.8 million net of taxes) in the fourth quarter of 2005 that reflects the net impact of this settlement.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2006	CHOICEPOINT INC. (Registrant)
	By:	/s/ David E. Trine
David E. Trine
Chief Financial Officer (Principal Financial Officer)